FORM OF

INVESTMENT ADVISORY AGREEMENT

between

VICTORY PORTFOLIOS IV

and

VICTORY CAPITAL MANAGEMENT INC.

AGREEMENT made as of the [_____] day of [_____], 2024, by and between Victory

Portfolios IV (the “Trust”), a Delaware statutory trust, which may issue one or more series of shares of beneficial interest, and Victory Capital Management Inc., a New York corporation (the “Adviser”).

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory services to the funds listed on Schedule A, individually and not jointly (each, a “Fund” and collectively, the “Funds”), and the Adviser represents that it is willing and possesses legal authority to so furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.Appointment.

(a)General. The Trust hereby appoints the Adviser to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

(b)Employees of Affiliates. The Adviser may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to act as an investment adviser to the Trust under applicable laws; provided that (i) all persons, when providing services hereunder, are functioning as part of an organized group of persons, and (ii) such organized group of persons is managed at all times by authorized officers of the Adviser and the Adviser shall be fully responsible for the acts and omissions of such persons.

(c)Sub-Advisers. It is understood and agreed that the Adviser may from time to time employ or associate with such other entities or persons as the Adviser believes appropriate to assist in the performance of this Agreement with respect to a particular Fund or Funds (each a “Sub-Adviser”), and that any such Sub-Adviser shall have all of the rights and powers of the Adviser set forth in this Agreement; provided that a Fund shall not pay any additional compensation for any Sub- Adviser and the Adviser shall be as fully responsible to the Trust for the acts and omissions of the Sub-Adviser as it is for its own acts and omissions; and provided further that the retention of any Sub-Adviser shall be approved in advance by (i) the Board of Trustees of the Trust and (ii) the shareholders of the relevant Fund if required under any applicable provisions of the 1940 Act or any exemptive relief granted thereunder. The Adviser will review, monitor and report to the Trust’s Board of Trustees regarding the performance and investment procedures of any Sub-Adviser. In the event that the services of any Sub-Adviser are terminated, the Adviser may provide investment advisory services pursuant to this Agreement to the Fund without a Sub-Adviser or employ another Sub-Adviser without further shareholder approval, to the extent consistent with the 1940 Act or any exemptive relief granted thereunder. A Sub-Adviser may be an affiliate of the Adviser.

2.Delivery of Documents. The Trust has delivered to the Adviser copies of each of the following documents along with all amendments thereto through the date hereof, and will promptly deliver to it all future amendments and supplements thereto, if any:

(a)the Trust’s Trust Instrument;

(b)the Bylaws of the Trust;

(c)resolutions of the Board of Trustees of the Trust authorizing the execution and delivery of this Agreement;

(d)the most recent Registration Statement under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act, on Form N-1A as filed with the Securities and Exchange Commission (the “Commission”); and

(e)Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission.

3.Investment Advisory Services.

(a)Management of the Funds. The Adviser hereby undertakes to act as investment adviser to the Funds. The Adviser shall regularly provide investment advice to the Funds and continuously supervise the investment and reinvestment of cash, securities and other property composing the assets of the Funds and, in furtherance thereof, shall:

(i)supervise all aspects of the operations of the Trust and each Fund;

(ii)obtain and evaluate pertinent economic, statistical and financial data, as well as other significant events and developments, which affect the economy generally, the Funds’ investment programs, and the issuers of securities included in the Funds’ investment portfolios and the industries in which they engage, or which may relate to securities or other investments which the Adviser may deem desirable for inclusion in a Fund’s investment portfolio;

(iii)determine which issuers and securities shall be included in the portfolio of each Fund;

(iv)furnish a continuous investment program for each Fund;

(v)in its discretion and without prior consultation with the Trust, buy, sell, lend and otherwise trade any stocks, bonds and other securities and investment instruments on behalf of each Fund;

(vi)exercise voting rights, rights to consent to corporate action and any other rights pertaining to each Fund’s portfolio securities subject to such direction as the Trust’s Board of Trustees may provide and shall preform such other functions of investment management and supervision as may be directed by the Trust’s Board of Trustees; and

(vii)take, on behalf of each Fund, all actions the Adviser may deem necessary in order to carry into effect such investment program and the Adviser’s functions as provided above, including the making of appropriate periodic reports to the Trust’s Board of Trustees.

(b)Covenants. The Adviser shall carry out its investment advisory and supervisory responsibilities in a manner consistent with the investment objectives, policies, and restrictions provided in: (i) each Fund’s Prospectus and Statement of Additional Information as revised and in effect from time to time; (ii) the Trust’s Trust Instrument, Bylaws or other governing instruments, as amended from time to time;

(iii)the 1940 Act; (iv) other applicable laws; and (v) such other investment policies, procedures and/or limitations as may be adopted by the Trust with respect to a Fund and provided to the Adviser in writing. The Adviser agrees to use reasonable efforts to manage each Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and regulations issued thereunder (the “Code”), except as may be authorized to the contrary by the Trust’s Board of Trustees. The management of the Funds by the Adviser shall at all times be subject to the review of the Trust’s Board of Trustees.

(c)Books and Records. Pursuant to applicable law, the Adviser shall keep each Fund’s books and records required to be maintained by, or on behalf of, the Funds with respect to advisory services rendered hereunder. The Adviser agrees that all records which it maintains for a Fund are the property of the Fund and it will promptly surrender any of such records to the Fund upon the Fund’s request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records of the Fund required to be preserved by such Rule.

(d)Reports, Evaluations and other Services. The Adviser shall furnish reports, evaluations, information or analyses to the Trust with respect to the Funds and in connection with the Adviser’s services hereunder as the Trust’s Board of Trustees may request from time to time or as the Adviser may otherwise deem to be desirable. The Adviser shall make recommendations to the Trust’s Board of Trustees with respect to Trust policies, and shall carry out such policies as are adopted by the Board of Trustees. The Adviser shall, subject to review by the Board of Trustees, furnish such other services as the Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement.

(e)Purchase and Sale of Securities. The Adviser shall place all orders for the purchase and sale of portfolio securities for each Fund with brokers or dealers selected by the Adviser, which may include brokers or dealers affiliated with the Adviser to the extent permitted by the 1940 Act and the Trust’s policies and procedures applicable to the Funds. The Adviser shall use its best efforts to seek to execute portfolio transactions at prices which, under the circumstances, result in total costs or proceeds being the most favorable to the Funds. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, research services provided to the Adviser, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In no event shall the Adviser be under any duty to obtain the lowest commission or the best net price for any Fund on any particular transaction, nor shall the Adviser be under any duty to execute any order in a fashion either preferential to any Fund relative to other accounts managed by the Adviser or otherwise materially adverse to such other accounts.

(f)Selection of Brokers or Dealers. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) to the Adviser, the Funds and/or the other accounts over which the Adviser exercises investment discretion. The Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that the total commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to accounts over which it exercises investment discretion. The Adviser shall report to the Board of Trustees of the Trust regarding overall commissions paid by the Fund and their reasonableness in relation to their benefits to the Fund. Any transactions for a Fund that are effected through an affiliated broker-dealer on a national securities exchange of which such broker-dealer is a member will be effected in accordance with Section 11(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including Rule lla2-2(T). The Fund hereby authorizes any such broker or dealer to retain commissions for effecting such transactions and to pay out of such retained commissions any compensation due to others in connection with effectuating those transactions.

(g)Aggregation of Securities Transactions. In executing portfolio transactions for a Fund, the Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased with those of other Funds or its other clients if, in the Adviser’s reasonable judgment, such aggregation (i) will result in an overall economic benefit to the Fund, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses, and trading requirements, and (ii) is not inconsistent with the policies set forth in the Trust’s registration statement and the Fund’s Prospectus and Statement of Additional Information. In such event, the Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in an equitable manner, consistent with its fiduciary obligations to the Fund and such other clients.

4.Representations and Warranties.

(a)The Adviser hereby represents and warrants to the Trust as follows:

(i)The Adviser is a corporation duly organized and in good standing under the laws of the State of New York and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

(ii)The Adviser is registered as an investment adviser with the Commission under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is registered or licensed as an investment adviser under the laws of all applicable jurisdictions. The Adviser shall maintain such registrations or licenses in effect at all times during the term of this Agreement.

(iii)The Adviser at all times shall provide its best judgment and effort to the Trust in carrying out the Adviser’s obligations hereunder.

(b)The Trust hereby represents and warrants to the Adviser as follows:

(i)The Trust has been duly organized as a statutory trust under the laws of the State of Delaware and is authorized to enter into this Agreement and carry out its terms.

(ii)The Trust is registered as an investment company with the Commission under the 1940 Act and shares of each Fund will be registered for offer and sale to the public under the 1933 Act and all applicable state securities laws where currently sold. Such registrations will be kept in effect during the term of this Agreement.

5.Compensation. As compensation for the services which the Adviser is to provide or cause to be provided pursuant to Paragraph 3, each Fund shall pay to the Adviser out of Fund assets an annual fee, computed and accrued daily and paid in arrears on the first business day of every month, at the rate set forth opposite such Fund’s name on Schedule A, which shall be a percentage of the average daily net assets of the Fund (computed in the manner set forth in the Fund’s most recent Prospectus and Statement of Additional Information) determined as of the close of business on each business day throughout the month. At the request of the Adviser, some or all of such fee shall be paid directly to a Sub-Adviser. The fee for any partial month under this Agreement shall be calculated on a proportionate basis. In the event that the total expenses of a

Fund exceed the limits on investment company expenses imposed by any statute or any regulatory authority of any jurisdiction in which shares of such Fund are qualified for offer and sale, the Adviser will bear the amount of such excess, except: (i) the Adviser shall not be required to bear such excess to an extent greater than the compensation due to the Adviser for the period for which such expense limitation is required to be calculated unless such statute or regulatory authority shall so require; and (ii) the Adviser shall not be required to bear the expenses of a Fund to an extent which would result in the Fund’s or Trust’s inability to qualify as a regulated investment company under the provisions of Subchapter M of the Code.

6.Interested Persons. It is understood that, to the extent consistent with applicable laws, the Trustees, officers and shareholders of the Trust are or may be or become interested in the Adviser as directors, officers or otherwise and that directors, officers and shareholders of the Adviser are or may be or become similarly interested in the Trust.

7.Expenses. The Adviser shall furnish, at its own expense, all necessary services, facilities, equipment and personnel for performing the Adviser’s services under this Agreement. As between the Adviser and the Funds, the Funds will pay for all their expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by the Funds shall include, without limitation, (i) interest and taxes; (ii) brokerage commissions and other costs in connection with the purchase or sale of securities and other investment instruments, which the parties acknowledge might be higher than other brokers would charge when a Fund utilizes a broker which provides brokerage and research services to the Adviser as contemplated under Paragraph 3 above; (iii) fees and expenses of the Trust’s Trustees and officers that are not employees of the Adviser; (iv) legal and audit expenses; (v) administrator, custodian, pricing and bookkeeping, registrar and transfer agent fees and expenses; (vi) fees and expenses related to the registration and qualification of the Funds’ shares for distribution under state and federal securities laws; (vii) expenses of printing and mailing reports and notices and proxy material to shareholders, unless otherwise required; (viii) all other expenses incidental to holding meetings of shareholders, including proxy solicitations therefor, unless otherwise required; (ix) expenses of typesetting for printing Prospectuses and Statements of Additional Information and supplements thereto; (x) expenses of printing and mailing Prospectuses and Statements of Additional Information and supplements thereto sent to existing shareholders; (xi) insurance premiums for fidelity bonds and other coverage to the extent approved by the Trust’s Board of Trustees; (xii) association membership dues authorized by the Trust’s Board of Trustees; and (xiii) such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust is a party (or to which the Funds’ assets are subject) and any legal obligation for which the Trust may have to provide indemnification to the Trust’s Trustees and officers.

8.Non-Exclusive Services; Limitation of Adviser’s Liability. The services of the Adviser to the Funds are not to be deemed exclusive and the Adviser may render similar services to others and engage in other activities. The Adviser and its affiliates may enter into other agreements with the Funds and the Trust for providing additional services to the Funds and the Trust which are not covered by this Agreement, and to receive additional compensation for such services. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser, or a breach of fiduciary duty with respect to receipt of compensation, neither the Adviser nor any of its directors, officers, shareholders, agents, or employees shall be liable or responsible to the Trust, the Funds or to any shareholder of the Funds for any error of judgment or mistake of law or for any act or omission in the course of, or connected with, rendering services hereunder or for any loss suffered by the Trust, a Fund or any shareholder of a Fund in connection with the performance of this Agreement.

9.Effective Date; Modifications; Termination. This Agreement shall become effective as of the date first above written, provided that it shall have been approved by a majority of the outstanding voting securities of each Fund, in accordance with the requirements of the 1940 Act, or such later date as may be agreed by the parties following such shareholder approval.

(a)With respect to each Fund that is a series of the Trust on the date first set forth above, this Agreement shall continue in force for a period of two years from the date first set forth above. Thereafter, this Agreement shall continue in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually (i) by a vote of the majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in accordance with applicable law and (ii) by a vote of the Board of Trustees of the Trust or a majority of the outstanding voting shares of the Fund.

(b)For each additional fund created as a new series of the Trust added after the date of this Agreement, this Agreement shall continue in force for a period of two years from the date that the Agreement is approved (i) by a vote of the majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in accordance with applicable law and (ii) by a vote of the Board of Trustees of the Trust or a majority of the outstanding voting shares of the fund. Thereafter, this Agreement shall continue in effect as to each fund for successive annual periods, provided such continuance is specifically approved at least annual (x) by a vote of the majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in accordance with applicable law and (y) by a vote of the Board of Trustees of the Trust or a majority of the outstanding voting shares of the fund.

(c)The modification of any of the non-material terms of this Agreement may be approved by a vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement, cast in accordance with applicable law.

(d)Notwithstanding the foregoing provisions of this Paragraph 9, either party hereto may terminate this Agreement at any time on sixty (60) days’ prior written notice to the other, without payment of any penalty. Such a termination by the Trust may be effected severally as to any particular Fund, and shall be effected as to any Fund by vote of the Trust’s Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund. This Agreement shall terminate automatically in the event of its assignment.

10.Limitation of Liability of Trustees and Shareholders. The Adviser acknowledges the following limitation of liability:

The terms “Victory Portfolios IV” and “Trustees” refer, respectively, to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Certificate of Trust and Trust Instrument, to which reference is hereby made. A copy of the Certificate of Trust is on file at the office of the Secretary of State of the State of Delaware, such reference being inclusive of any and all amendments thereto so filed or hereafter filed. The obligations of “Victory Portfolios IV” entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with the Trust or a Fund must look solely to the assets of the Trust or Fund for the enforcement of any claims against the Trust or Fund.

11.Service Mark. The service mark of the Trust and the name “Victory” (and derivatives thereof) have been licensed to the Trust by the Adviser, pursuant to a License Agreement, and their continued use is subject to the right of the Adviser to withdraw this permission under the License Agreement in the event the Adviser or an affiliate of the Adviser is not the investment adviser to the Trust.

12.Certain Definitions. The terms “vote of a majority of the outstanding voting securities,” “assignment,” “control,” and “interested persons,” when used herein, shall have the respective meanings specified in the 1940 Act. References in this Agreement to the 1940 Act and the Advisers Act shall be construed as references to such laws as now in effect or as hereafter amended, and shall be understood as inclusive of any applicable rules, interpretations and/or orders adopted or issued thereunder by the Commission.

13.Independent Contractor. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have no authority to act for or represent a Fund in any way or otherwise be deemed an agent of a Fund.

14.Structure of Agreement. The Trust is entering into this Agreement on behalf of the respective Funds severally and not jointly. The responsibilities and benefits set forth in this Agreement shall refer to each Fund severally and not jointly. No Fund shall have any responsibility for any obligation of any other Fund arising out of this Agreement. Without otherwise limiting the generality of the foregoing:

(a)any breach of any term of this Agreement regarding the Trust with respect to any one Fund shall not create a right or obligation with respect to any other Fund;

(b)under no circumstances shall the Adviser have the right to set off claims relating to a Fund by applying property of any other Fund; and

(c)the business and contractual relationships created by this Agreement, consideration for entering into this Agreement, and the consequences of such relationship and consideration relate solely to the Trust and the particular Fund to which such relationship and consideration applies.

This Agreement is intended to govern only the relationships between the Adviser, on the one hand, and the Trust and the Funds, on the other hand, and (except as specifically provided above in this Paragraph 14) is not intended to and shall not govern (i) the relationship between the Trust and any Fund or (ii) the relationships among the respective Funds.

15.Governing Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Delaware. Exclusive jurisdiction over any action, suit, or proceeding under, arising out of, or relating to this Agreement shall lie in the federal and state courts within the State of Delaware, and each party hereby waives any objection it may have at any time to the laying of venue of any such proceedings brought in any such courts, waives any claim that such proceedings have been brought in an inconvenient forum, and further waives the right to object, with respect to such proceedings, that any such court does not have jurisdiction over that party.

16.Third-Party Beneficiaries. No person other than the Funds and the Adviser is a party to this Agreement or shall be entitled to any right or benefit arising under or in respect of this Agreement; there are no third-party beneficiaries of this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement is intended to, or shall be read to, (i) create in any person other than the Fund any direct, indirect, derivative, or other rights against the Adviser, or (ii) create or give rise to any duty or obligation on the part of the Adviser (including without limitation any fiduciary duty) to any person other than the Fund (including without limitation any shareholder in the Fund), all of which rights, benefits, duties, and obligations are hereby expressly excluded.

17.Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

18.Notices. Notices of any kind to be given to the Trust hereunder by the Adviser shall be in writing and shall be duly given if mailed or delivered to 15935 Law Cantera Pkwy, San Antonio, TX 78256, Attention: Chair of the Board; with a copy to Sidley Austin LLP, 787 Seventh Avenue, New York, NY 1009, Attention: Jay G. Baris, Esq. and Matthew Kutner, Esq, or at such other address or to such individual as shall be so specified by the Trust to the Adviser. Notices of any kind to be given to the Adviser hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to the Adviser at 15935 Law Cantera Pkwy, San Antonio, TX 78256, Attention: President, or at such other address or to such individual as shall be so specified by the Adviser to the Trust. Notices shall be effective upon delivery.

19.Amendment of Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved in the manner required by the 1940 Act and rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff.

20.Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.Headings. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

22.Entire Agreement. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date written above.

VICTORY PORTFOLIOS IV,	VICTORY CAPITAL MANAGEMENT
on behalf of the Funds listed on Schedule A,	INC.
individually and not jointly
By: ___________________________
Name:	By: ___________________________
Title:	Name:
Title:

[Signature Page to Investment Advisory Agreement]

SCHEDULE A

to the

INVESTMENT ADVISORY AGREEMENT

between

VICTORY PORTFOLIOS IV

and

VICTORY CAPITAL MANAGEMENT INC.

Dated [_____]

			Last	Must Be
	Name of Fund	Fee*	Approved	Approved By

1.	Victory Pioneer AMT-Free	0.50% of the Fund’s
	Municipal Fund	average daily net assets
up to $250 million
0.45% of the next $500
million of the Fund’s
average daily net assets
0.40% the next $1.25
billion of the Fund’s
average daily net assets
0.35% of the Fund’s
average daily net assets
over $2 billion

2.	Victory Pioneer Balanced Fund	0.50% of the Fund’s
average daily net assets
up to $1 billion
0.45% of the Fund’s
average daily net assets
over $1 billion
3.	Victory Pioneer Bond Fund	0.40% of the Fund’s
average daily net assets
up to $500 million
0.35% of the Fund’s
average daily net assets
on the next $500 million
0.30% of the Fund’s
average daily net assets
on the next $1 billion
0.25% of the Fund’s
average daily net assets
on the next $8 billion
0.225% of the Fund’s
average daily net assets
over $10 billion

*The Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

4.	Victory Pioneer CAT Bond Fund	1.20% of the Fund’s
average daily net assets
up to $1 billion
1.00% of the Fund’s
average daily net assets
over $1 billion
5.	Victory Pioneer Core Equity Fund	0.50% of the Fund’s
average daily net assets
up to $5 billion
0.45% of the Fund’s
average daily net assets
over $5 billion

6.	Victory Pioneer Active Credit Fund	0.50% of the Fund’s
average daily net assets
up to $1 billion
0.45% on the Fund’s
average daily net assets
over $1 billion
7.	Victory Pioneer Disciplined Growth	0.65% of the Fund’s
	Fund	average daily net assets
up to $1 billion
0.60% of the Fund’s
average daily net assets
on the next $4 billion
0.55% of the Fund’s
average daily net assets
over $5 billion

8.	Victory Pioneer Disciplined Value	0.40% of the Fund’s
	Fund	average daily net assets
up to $5 billion
0.35% of the Fund’s
average daily net assets
over $5 billion
9.	Victory Pioneer Equity Income	0.60% of the Fund’s
	Fund	average daily net assets
up to $10 billion
0.575% of the Fund’s
average daily net assets
over $10 billion
10.	Victory Pioneer Equity Premium	0.70% of the Fund’s
	Income Fund	average daily net assets
up to $1 billion
0.675% of the next $1
billion of the Fund’s
average daily net assets
0.65% of the Fund’s
average daily net assets
over $2 billion

11.	Victory Pioneer Floating Rate Fund	0.60% of the Fund’s
average daily net assets
up to $500 million
0.55% of the next $1.5
billion of the Fund’s
average daily net assets
0.50% of the Fund’s
average daily net assets
over $2 billion
12.	Victory Pioneer Fund	See Appendix A

13.	Victory Pioneer Fundamental	0.65% of the Fund’s
	Growth Fund	average daily net assets
up to $1 billion
0.60% of the next $6.5
billion of the Fund’s
average daily net assets
0.55% of the Fund’s
average daily net assets
over $7.5 billion

14.	Victory Pioneer Global Equity Fund	0.65% of the Fund’s
average daily net assets
up to $1 billion
0.60% of the Fund’s
average daily net assets
over $1 billion

15.	Victory Pioneer Global Growth	0.65% of the Fund’s
	Fund	average daily net assets
up to $1 billion
0.60% of the Fund’s
average daily net assets
over $1 billion
16.	Victory Pioneer Global Value Fund	0.65% of the Fund’s
average daily net assets
up to $1 billion
0.60% of the Fund’s
average daily net assets
over $1 billion

17.	Victory Pioneer High Income	0.50% of the Fund’s
	Municipal Fund	average daily net assets
up to $500 million
0.475% on the next $500
million of the Fund’s
average daily net assets
0.45% on the Fund’s
average daily net assets
over $1 billion
18.	Victory Pioneer High Yield Fund	0.70% of the Fund’s
average daily net assets
up to $500 million
0.65% of the next $500
million of the Fund’s
average daily net assets

0.60% of the next $500
million of the Fund’s
average daily net assets
0.55% of the next $500
million of the Fund’s
average daily net assets
0.45% of the next $6
billion of the Fund’s
average daily net assets
0.40% of the next $1
billion of the Fund’s
average daily net assets
0.35% of the next $1
billion of the Fund’s
average daily net assets
0.30% of the Fund’s
average daily net assets
over $10 billion
19.	Victory Pioneer International	0.65% of the Fund’s
	Equity Fund	average daily net assets
up to $1 billion
0.60% of the Fund’s
average daily net assets
over $1 billion

20.	Victory Pioneer Intrinsic Value	0.45% of the Fund’s
	Fund	average daily net assets
up to $1 billion
0.40% of the Fund’s
average daily net assets
over $1 billion
21.	Victory Pioneer Mid Cap Value	See Appendix B
Fund

22.	Victory Pioneer Multi-Asset	0.50% of the Fund’s
	Income Fund	average daily net assets
up to $1 billion
0.45% of the next $4
billion of the Fund’s
average daily net assets
0.40% of the Fund’s
average daily net assets
over $5 billion
23.	Victory Pioneer Multi-Asset	0.35% of the Fund’s
	Ultrashort Income Fund	average daily net assets
up to $1 billion
0.30% of the next $4
billion of the Fund’s
average daily net assets
0.25% of the next $2.5
billion of the Fund’s
average daily net assets

0.20% of the Fund’s
average daily net assets
over $7.5 billion
24.	Victory Pioneer Securitized Income	0.55% of the Fund’s
	Fund	average daily net assets
up to $1 billion
0.50% of the Fund’s
average daily net assets
over $1 billion

25.	Victory Pioneer Select Mid Cap	0.625% of the Fund’s
	Growth Fund	average daily net assets
up to $500 million
0.60% of the next $500
million of the Fund’s
average daily net assets
0.575% of the next $4
billion of the Fund’s
average daily net assets
0.55% of the Fund’s
average daily net assets
over $5 billion
26.	Victory Pioneer Short Term Income	0.35% of the Fund’s
	Fund	average daily net assets
up to $1 billion
0.30% of the Fund’s
average daily net assets
over $1 billion

27.	Victory Pioneer Solutions -	0.00%
Balanced Fund

28.	Victory Pioneer Strategic Income	0.60% of the Fund’s
	Fund	average daily net assets
up to $1 billion
0.55% of the next $9
billion of the Fund’s
average daily net assets
0.50% of the Fund’s
average daily net assets
over $10 billion

29.	Victory Pioneer U.S. Government	0.35% of the Fund’s
	Money Market Fund	average daily net assets
up to $1 billion
0.30% of the Fund’s
average daily net assets
over $1 billion

Current as of [_____________]

APPENDIX A

The Fund shall pay to the Adviser, as compensation for the Adviser’s services and expenses assumed hereunder, a fee as set forth below. Fees payable hereunder shall be computed daily and paid monthly in arrears.

(a)The fee payable hereunder shall be composed of the Basic Fee (defined below) and a Performance Adjustment (defined below) to the Basic Fee based upon the investment performance of the Fund in relation to the investment record of a securities index determined by the Trustees of the Trust to be appropriate over the same period. The Trustees have designated the S&P 500 Index (the “Index”) for this purpose.

(b)From time to time, the Trustees may by a vote of the Trustees of the Trust voting in person, including a majority of its Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such parties, determine 1) that another securities index is a more appropriate benchmark than the Index for purposes of evaluating the performance of the Fund; and/or 2) that a Class of shares of the Fund other than Class A is most appropriate for use in calculating the Performance Adjustment. After ten days’ written notice to the Adviser, a successor index (the “Successor Index”) may be substituted for the Index in prospectively calculating the Performance Adjustment; and/or a different Class of shares may be substituted in calculating the Performance Adjustment. However, the calculation of that portion of the Performance Adjustment attributable to any portion of the performance period prior to the adoption of the Successor Index will still be based upon the Fund’s performance compared to the Index. The use of a different Class of shares for purposes of calculating the Performance Adjustment shall apply to the entire performance period so long as such Class was outstanding at the beginning of such period. In the event that such Class of shares was not outstanding for all or a portion of the Performance Period, it may only be used in calculating that portion of the Performance Adjustment attributable to the period during which such Class was outstanding and any prior portion of the Performance Period shall be calculated using Class A shares.

(c)The Basic Fee is equal to a fee at the annual rate of 0.60% per annum of the Fund’s average daily net assets up to $7.5 billion, 0.575% of the next $2.5 billion and 0.55% of the excess over $10 billion.

(d)The Performance Adjustment consists of an adjustment to the monthly Basic Fee to be made by applying a Performance Adjustment rate to the average net assets of the Fund over the Performance Period. The resulting dollar figure will be added to or subtracted from the Basic Fee depending on whether the Fund experienced better or worse performance than the Index.

The Performance Adjustment rate is 0.01% for each percentage point, rounded to the nearer point (the higher point if exactly one-half point) that the Fund’s investment performance for the Performance Period was better or worse than the performance of the Index as then constituted. The maximum Performance Adjustment is 0.10%.

The Performance Period shall consist of a rolling 36-month period consisting of the most recently completed month and the previous 35 months.

The Fund’s investment performance will be measured by comparing (i) the opening net asset value of one Class A share of the Fund on the first business day of the performance period with (ii) the closing net asset value of one Class A share of the Fund as of the last business day of such period. In computing the investment performance of the Fund and the investment record of the Index, distributions of realized capital gains, the value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of such period and dividends paid out of investment income on the part of the Fund, and all cash distributions of the companies whose stock comprise the Index, will be treated as reinvested in accordance with Rule 205-1 or any other applicable rule under the Investment Advisers Act of 1940, as the same from time to time may be amended. The computation of the Performance Adjustment will not be cumulative. A positive fee adjustment will apply even though the performance of the Fund over some period of time shorter than the performance period has been behind that of the Index, and, conversely, a negative fee adjustment will apply for the month even though the performance of the Fund over some period of time shorter than the performance period has been ahead of that of the Index.

(e)An appropriate percentage (based on the number of days in the current month) of the annual Performance Adjustment rate shall be multiplied by the average of the net assets of the Fund (computed in the manner set forth in the Declaration of Trust of the Trust adjusted as provided above, if applicable) determined as of the close of business on each business day throughout the performance period. The resulting dollar amount is added to or deducted from the Basic Fee.

(f)Notwithstanding the foregoing, the Adviser will limit the maximum annual fee payable hereunder for any fiscal year by limiting any positive adjustment of the Basic Fee to 0.10% of the Fund’s average daily net assets for the current fiscal year.

(g)In the event of the termination of this Agreement, the Basic Fee then in effect shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. The amount of any Performance Adjustment to the Basic Fee will be computed on the basis of and applied to net assets averaged over the 36-month period ending on the last business day on which this Agreement is in effect.

APPENDIX B

The Fund shall pay to the Adviser, as compensation for the Adviser’s services and expenses assumed hereunder, a fee as set forth below. Fees payable hereunder shall be computed daily and paid monthly in arrears.

(a)The fee payable hereunder shall be composed of the Basic Fee (defined below) and a Performance Adjustment (defined below) to the Basic Fee based upon the investment performance of the Fund in relation to the investment record of a securities index determined by the Trustees of the Trust to be appropriate over the same period. The Trustees have designated the Russell Midcap Value Index (the “Index”) for this purpose.

(b)From time to time, the Trustees may by a vote of the Trustees of the Trust voting in person, including a majority of its Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such parties, determine 1) that another securities index is a more appropriate benchmark than the Index for purposes of evaluating the performance of the Fund; and/or 2) that a Class of shares of the Fund other than Class A is most appropriate for use in calculating the Performance Adjustment. After ten days’ written notice to the Adviser, a successor index (the “Successor Index”) may be substituted for the Index in prospectively calculating the Performance Adjustment; and/or a different Class of shares may be substituted in calculating the Performance Adjustment. However, the calculation of that portion of the Performance Adjustment attributable to any portion of the performance period prior to the adoption of the Successor Index will still be based upon the Fund’s performance compared to the Index. The use of a different Class of shares for purposes of calculating the Performance Adjustment shall apply to the entire performance period so long as such Class was outstanding at the beginning of such period. In the event that such Class of shares was not outstanding for all or a portion of the Performance Period, it may only be used in calculating that portion of the Performance Adjustment attributable to the period during which such Class was outstanding and any prior portion of the Performance Period shall be calculated using Class A shares.

(c)The Basic Fee is equal to a fee at the annual rate of 0.70% of the Fund’s average daily net assets up to $500 million, 0.65% of the Fund’s average daily net assets on the next $500 million, 0.625% of the Fund’s average daily net assets on the next $3 billion and 0.60% of the Fund’s average daily net assets on the excess over $4 billion.

(d)The Performance Adjustment consists of an adjustment to the monthly Basic Fee to be made by applying a Performance Adjustment rate to the average net assets of the Fund over the Performance Period. The resulting dollar figure will be added to or subtracted from the Basic Fee depending on whether the Fund experienced better or worse performance than the Index.

The Performance Adjustment rate is 0.01% for each percentage point, rounded to the nearer point (the higher point if exactly one-half point) that the Fund’s investment performance for the Performance Period was better or worse than the performance of the Index as then constituted. The maximum Performance Adjustment is 0.10%.

The Performance Period shall consist of a rolling 36-month period consisting of the most recently completed month and the previous 35 months.

The Fund’s investment performance will be measured by comparing (i) the opening net asset value of one Class A share of the Fund on the first business day of the performance period with (ii) the closing net asset value of one Class A share of the Fund as of the last business day of such period. In computing the investment performance of the Fund and the investment record of the Index, distributions of realized capital gains, the value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of such period and dividends paid out of investment income on the part of the Fund, and all cash distributions of the companies whose stock comprise the Index, will be treated as reinvested in accordance with Rule 205-1 or any other applicable rule under the Investment Advisers Act of 1940, as the same from time to time may be amended. The computation of the Performance Adjustment will not be cumulative. A positive fee adjustment will apply even though the performance of the Fund over some period of time shorter than the performance period has been behind that of the Index, and, conversely, a negative fee adjustment will apply for the month even though the performance of the Fund over some period of time shorter than the performance period has been ahead of that of the Index.

(e)An appropriate percentage (based on the number of days in the current month) of the annual Performance Adjustment rate shall be multiplied by the average of the net assets of the Fund (computed in the manner set forth in the Declaration of Trust of the Trust adjusted as provided above, if applicable) determined as of the close of business on each business day throughout the performance period. The resulting dollar amount is added to or deducted from the Basic Fee.

(f)Notwithstanding the foregoing, the Adviser will limit the maximum annual fee payable hereunder for any fiscal year by limiting any positive adjustment of the Basic Fee to 0.10% of the Fund’s average daily net assets for the current fiscal year.

(g)In the event of the termination of this Agreement, the Basic Fee then in effect shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. The amount of any Performance Adjustment to the Basic Fee will be computed on the basis of and applied to net assets averaged over the 36-month period ending on the last business day on which this Agreement is in effect.

VICTORY PORTFOLIOS IV,

on behalf of the Funds listed on Schedule A, individually and not jointly

By:

Name:

Title:

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By:

Name:

Title:

[Signature Page to Schedule A]